Exhibit 5.1

Peter Byrne +1 212 479 6778 pbyrne@cooley.com

May 9, 2023

biote Corp.

1875 W. Walnut Hill Ln.

Suite 100

Irving, Texas 75038

Re: biote Corp. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to biote Corp., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission, and a related prospectus included in the Registration Statement (the “Prospectus”). The Registration Statement and Prospectus relate to (i) the proposed offer (the “Exchange Offer”) to the holders of all of the Company’s outstanding warrants identified in the Registration Statement (the “Warrants”) to exchange each Warrant for 0.23 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) as described in the Registration Statement and (ii) the solicitation of consents from the holders of the Warrants to amend the Warrant Agreement, dated as of March 1, 2021, by and between Haymaker Acquisition Corp. III, a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (as so amended, the “Amended Warrant Agreement”), to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.207 shares of Common Stock. The shares of Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the Amended Warrant Agreement are referred to herein as the “Shares”.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of the certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than by the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Prospectus, the Exchange Offer and the Amended Warrant Agreement, will be validly issued, fully paid and nonassessable.

COOLEY LLP 1299 55 HUDSON YARDS, NEW YORK, NY, 10001-2157

T: (212) 479-6000 F: (212) 479-6275 COOLEY.COM

biote Corp.

May 9, 2023

Page Two

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Peter Byrne
Peter Byrne

COOLEY LLP 1299 55 HUDSON YARDS, NEW YORK, NY, 10001-2157

T: (212) 479-6000 F: (212) 479-6275 COOLEY.COM